Exhibit 99.2

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

Defined terms included below have the same meanings as terms defined and included elsewhere in the Current Report on Form 8-K and if not defined in the Form 8-K, the definitive proxy statement filed with the Securities and Exchange Commission on October 28, 2022.

Introduction

On November 14, 2022 (the “Transaction Close”), TAG Business completed its previously announced de-SPAC merger transaction (the “Transaction”) with AGBA pursuant to Business Combination Agreement dated as of November 3, 2021 (as amended on November 18, 2021, January 4, 2022, May 4, 2022, August 11, 2022 and October 21, 2022, the “Business Combination Agreement”), by and among AGBA, AGBA Merger Sub, TAG International Limited, TAG Asset Partners Limited, OnePlatform International Limited, OnePlatform Holdings Limited, TAG Asia Capital Holdings Limited, and TAG Holdings Limited.

Prior to the Transaction Close, holders of ordinary shares of AGBA had the right to redeem all or a portion of their AGBA ordinary shares for a per share price calculated in accordance with AGBA’s governing documents. The following unaudited pro forma condensed combined financial is based on the historical financial statements of TAG Business and AGBA after giving effect to the Transaction and reflected the actual redemption of 2,025,719 AGBA ordinary shares.

The unaudited pro forma combined balance sheet as of September 30, 2022 gives pro forma effect to the Business Combination as if it had been consummated as of that date. The unaudited pro forma combined statements of operations for the nine months ended September 30, 2022 and for the year ended December 31, 2021 give pro forma effect to the Business Combination as if it had occurred as of January 1, 2021. This information should be read together with TAG Business’s, and AGBA’s respective audited and unaudited financial statements and related notes, “Management’s Discussion and Analysis of Financial Condition and Results of Operations of TAG Business,”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations of AGBA” and other financial information included elsewhere in definitive proxy statement.

The unaudited pro forma combined balance sheet as of September 30, 2022 has been prepared using the following:

●	TAG Business’s unaudited combined balance sheet as of September 30, 2022, as included in definitive proxy statement; and

●	AGBA’s unaudited condensed consolidated balance sheet as of September 30, 2022, as included in Form 10-Q.

The unaudited pro forma combined statement of operations for the period ended September 30, 2022 has been prepared using the following:

●	TAG Business’s unaudited combined statements of operations and comprehensive loss for the nine months ended September 30, 2022, as included in definitive proxy statement; and

●	AGBA’s unaudited condensed consolidated statement of operations and comprehensive loss for the nine months ended September 30, 2022, as included in Form 10-Q.

The unaudited pro forma combined statement of operations for the year ended December 31, 2021 has been prepared using the following:

●	TAG Business’s audited combined statements of operations and comprehensive loss for the year ended December 31, 2021, as included in definitive proxy statement;

●	AGBA’s audited statement of operations and comprehensive loss for the year ended December 31, 2021, as included in definitive proxy statement.

Description of the Transactions

On November 3, 2021, each of AGBA Acquisition Limited, TAG International Limited, TAG Asset Partners Limited, OnePlatform International Limited, OnePlatform Holdings Limited, TAG Asia Capital Holdings Limited, and TAG Holdings Limited entered into the Business Combination Agreement. On November 18, 2021, the parties to the Business Combination Agreement executed an Amendment to the Business Combination Agreement to reflect HKSub, not OPH, as the surviving entity of the OPH Merger, in accordance with Hong Kong law. On January 4, 2022, these parties and the Merger Subs, which had acceded to the Business Combination Agreement in accordance with its terms, entered into a second amendment of the Business Combination Agreement, extending the timeline for the parties to agree on the ancillary agreements thereto and the deadline for the consummation of the Business Combination. On May 4, 2022, the parties to the Business Combination executed a third amendment to the agreement, further extending those deadlines. On August 11, 2022, OPH merged with and into HKSub, with HKSub as the surviving entity, completing the OPH Merger. As a result, HKSub, as the combined surviving company, became an indirect, wholly-owned subsidiary of B2B. On October 21, 2022, the parties to the Business Combination Agreement executed the October Amendment, whereby they extended the Outside Closing Date of the Business Combination from October 31, 2022 to December 31, 2022.

At Closing, AGBA has become, by way of an acquisition merger, the beneficial owner of all of the issued and outstanding shares and other equity interests in and of each of OPH and Fintech, and AGBA will, in exchange, issue 55,500,000 of its ordinary shares to TAG. Notwithstanding TAG’s earlier intention to distribute the Aggregate Stock Consideration (including the Holdback Shares) received in connection with the Business Combination to its direct or indirect ultimate beneficial shareholders, TAG has, pursuant to the October Amendment, undertaken not to make any such distribution to its ultimate beneficial shareholders. Nothing in this undertaking, however, shall prevent TAG, subject to compliance with applicable Law, from pledging or encumbering the Aggregate Stock Consideration (including the Holdback Shares) or selling or otherwise disposing of any or all of the Aggregate Stock Consideration (including the Holdback Shares) to any other person or persons for value consideration.

Accounting for the Transactions

The Business Combination will be accounted for as a reverse merger in accordance with U.S. GAAP. Under this method of accounting, AGBA will be treated as the “acquired” company for financial reporting purposes. This determination was primarily based on the holders of TAG expecting to have a majority of the voting power of the post-combination company, TAG’s senior management comprising all of the senior management of the Post-Combination Company, the relative size of the TAG Business compared to AGBA, and the TAG Business’s operations comprising the ongoing operations of the Post-Combination Company. Accordingly, for accounting purposes, the Business Combination will be treated as the equivalent of the TAG Business issuing shares for the net assets of AGBA, accompanied by a recapitalization. The net assets of AGBA will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be those of the TAG Business.

Basis of Pro Forma Presentation

The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X. The adjustments in the unaudited pro forma condensed combined financial information have been identified and presented to provide relevant information necessary for an illustrative understanding of Combined Company upon consummation of the Business Combination in accordance with GAAP. Further, the unaudited pro forma condensed combined financial information does not purport to project the future operating results or financial position of Combined Company following the consummation of the Business Combination. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of these unaudited pro forma condensed combined financial information and are subject to change as additional information becomes available and analyses are performed.

The unaudited pro forma combined financial information is for illustrative purposes only. The financial results may have been different had the companies always been combined. You should not rely on the unaudited pro forma combined financial information as being indicative of the historical financial position and results that would have been achieved had the companies always been combined or the future financial position and results that the post-combination company will experience. TAG Business and AGBA have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

Included in the shares outstanding and weighted average shares outstanding as presented in the pro forma combined financial statements are 55,500,000 ordinary shares to be issued to TAG Business shareholders.

Prior to the Transaction Close, the holders of AGBA ordinary shares had the right to redeem all or a portion of their AGBA ordinary shares calculated in accordance with AGBA’s governing documents. The following unaudited pro forma condensed combined financial information is based on the historical financial statements of TAG Business and AGBA giving effect to the Transaction and reflects the actual redemption of 2,025,719 AGBA ordinary shares.

As a result of the Business Combination and immediately following the closing of the Business Combination, after reflecting the actual redemption of 2,025,719 shares by AGBA shareholders, TAG Business will own approximately 92.6% of the outstanding AGBA ordinary shares, the former shareholders of AGBA will own approximately 3.5% of the outstanding AGBA ordinary shares.

AGBA GROUP HOLDING LIMITED

PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF SEPTEMBER 30, 2022

(Unaudited)

	As of September 30, 2022(A)	As of September 30, 2022(B)
	TAG Business	AGBA	Pro Forma Adjustments		Pro Forma Combined
Assets
Current assets:
Cash and cash equivalents	$16,260,750	$96,914	$23,639,595	(1)	$10,903,711
			(8,798)	(2)
			(23,534,750)	(4)
			(5,550,000)	(6)
Restricted cash	34,678,192	—	15,288,847	(1)	49,967,039
Accounts receivable, net	2,685,237	—	—		2,685,237
Loans receivable, net	513,420	—	—		513,420
Prepaid expenses and other current assets	639,111	1,866	(1,866)	(2)	639,111
Total Current Assets	54,776,710	98,780	9,833,028		64,708,518

Non-current assets:
Cash and investment held in Trust account	—	38,928,442	(38,928,442)	(1)	—
Loans receivable, net	1,070,466	—	—		1,070,466
Property and equipment, net	7,323,891	—	—		7,323,891
Long-term investments	32,382,657	—	—		32,382,657
Other non-current assets	40,777,014	38,928,442	(38,928,442)		40,777,014
Total Assets	$95,553,724	$39,027,222	$(29,095,414)		$105,485,532

Liabilities and shareholders’ (deficit) equity:
Current liabilities:
Accounts payable and accrued liabilities	$6,614,774	$8,798	$(8,798)	(2)	$9,713,821
			2,169,847	(3)
			929,200	(4)
Escrow liabilities	34,678,192	—	—		34,678,192
Income tax payable	23,375,715	—	—		23,375,715
Borrowings	4,453,346	—	—		4,453,346
Note payable	—	5,266,243	(5,266,243)	(7)	—
Due to related parties	—	1,645,353	(1,645,353)	(7)	—
Total current liabilities	69,122,027	6,920,394	(3,821,347)		72,221,074

AGBA GROUP HOLDING LIMITED

PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF SEPTEMBER 30, 2022

(Unaudited)

	As of September 30, 2022(A)	As of September 30, 2022(B)
	TAG Business	AGBA	Pro Forma Adjustments		Pro Forma Combined
Non-current liabilities:
Warrant liabilities	—	13,500	—		13,500
Deferred underwriting compensation	—	1,840,000	(1,840,000)	(4)	—
Deferred tax liabilities	39,097	—	—		39,097
Total non-current liabilities	39,097	1,853,500	(1,840,000)		52,597
Total liabilities	69,161,124	8,773,894	(5,661,347)		72,273,671
Commitments and contingencies
Ordinary shares, subject to possible redemption: 3,362,871 shares as of September 30, 2022 (at redemption value of $11.58 per share)	—	38,928,442	(38,928,442)	(4)	—

Shareholders’ equity (deficit)
Ordinary shares	2	1,375	(1,377)	(4)	59,459
			2,713	(4)
			55,500	(5)
			555	(6)
			691	(7)
Additional paid-in capital	38,761,725	—	17,232,356	(4)	48,622,442
			(8,731,989)	(5)
			(5,550,555)	(6)
			6,910,905	(7)
Receivable from the Shareholder	(3,165,188)	—			(3,165,188)
Accumulated deficit	(8,606,749)	(8,676,489)	(1,866)	(2)	(11,707,662)
			(2,169,847)	(3)
			(929,200)	(4)
			8,676,489	(5)
Accumulated other comprehensive loss	(597,190)	—	—		(597,190)
Total shareholders’ equity (deficit)	26,392,600	(8,675,114)	15,494,375		33,211,861
Total liabilities and shareholders’ equity (deficit)	$95,553,724	$39,027,222	$(29,095,414)		$105,485,532
Weighted average shares outstanding – basic and diluted					59,940,809
Book value per share or Pro Forma book value per share – basic and diluted					0.55

(A)	Derived from the unaudited combined balance sheet of TAG Business as of September 30, 2022. See TAG Business’s unaudited combined financial statements and the related notes in definitive proxy statement.
(B)	Derived from the unaudited condensed consolidated balance sheet of AGBA as of September 30, 2022. See AGBA’s unaudited condensed consolidated financial statements and the related notes in Form 10-Q.
(1)	Reflects the release of cash from marketable securities held in the trust account.
(2)	Reflects the payment of AGBA’s accrued liabilities and recognized prepaid expenses.
(3)	Reflects the preliminary estimated transaction costs of $2.2 million to be incurred by AGBA and TAG Business at the close of the Business Combination. Of that amount, approximately $2.2 million was already included in the historical retained earnings (accumulated deficit) of TAG Business and AGBA, approximately $3 million which are expected to be incurred was adjusted in accumulated deficit, $0.9 million relates to deferred underwriting compensation to be paid upon the consummation of the business combination, which was included in historical balance sheet of AGBA. Transaction costs expensed include legal, accounting, advisory, and other miscellaneous fees associated with the merger. Such cost will not recur beyond 12 months following the merger.
(4)	Reflects 2,025,719 shares are redeemed for cash by the AGBA shareholders, $23.5 million would be paid out in cash after giving effect to payments to redeeming shareholders based on a consummation of the Business Combination on September 30, 2022.
(5)	Reflects the recapitalization of AGBA through (a) the contribution of all the share capital in TAG Business to AGBA, and (b) the issuance of 55,500,000 ordinary shares to TAG Business’s shareholders.
(6)	Reflects the payment of 2% finder fee in the manner of (a) 50% paid by issuance of 555,000 ordinary shares to Apex Twinkle Limited as financial advisor to the Business Combination and (b) 50% paid by cash.
(7)	Reflects the repayment of note payable and amount due to related parties by issuance of 691,157 ordinary shares.

	Nine months ended September 30, 2022(A)	Nine months ended September 30, 2022(B)	Pro Forma Statement of Operations
	TAG Business	AGBA	Pro Forma Adjustments		Pro Forma Combined
Total revenue	$19,410,147	$—	$—		$19,410,147

Operating expenses:
Interest expense	20,085				20,085
Commission expense	11,219,182	—	—		11,219,182
Selling expense	245,814	—	—		245,814
General and administrative expense	14,370,816	750,746	—		15,121,562

Loss from operations	(6,445,750)	(750,746)	—		(7,196,496)
Other income (expense):
Change in fair value of warrant liabilities	—	476,500	—		476,500
Dividend income	—	120,489	—		120,489
Interest income	24,161	6	—		24,167
Foreign exchange loss, net	(4,690,476)	—	—		(4,690,476)
Investment loss, net	(2,793,242)	—	—		(2,793,242)
Other income	405,596	—	—		405,596
Total other income (expense), net	(7,053,961)	596,995	—		(6,456,966)
Loss before income taxes	(13,499,711)	(153,751)	—		(13,653,462)
Income tax expense	(232,540)	—	—		(232,540)
Net loss	$(13,732,251)	$(153,751)	$—		$(13,886,002)

Basic and diluted weighted average ordinary shares outstanding	—	1,375,000		(8)	59,940,809
Basic and diluted net loss per ordinary shares	$—	$(0.11)			$(0.23)

(A)	Derived from the unaudited combined statement of operations and comprehensive loss of TAG for the nine months ended September 30, 2022. See TAG’s unaudited combined financial statements and the related notes in definitive proxy statement.
(B)	Derived from the unaudited condensed consolidated statement of operations and comprehensive loss of AGBA for the nine months ended September 30, 2022. See AGBA’s unaudited condensed consolidated financial statements and the related notes in Form 10-Q.
(8)	The calculation of weighted average shares outstanding for basic and diluted net earnings (loss) per share assumes that AGBA’s initial public offering occurred as of January 1, 2021. In addition, as the Business Combination is being reflected as if it had occurred on this date, the calculation of weighted average shares outstanding for basic and diluted net earnings per share assumes that the shares have been outstanding for the entire period presented. This calculation is retroactively adjusted to eliminate the number of shares redeemed in the Business Combination for the entire period.

	Year ended December 31, 2021(A)	Year ended December 31, 2021 (B)	Pro Forma Statement of Operations
	TAG Business	AGBA	Pro Forma Adjustments		Pro Forma Combined
Total revenue	$11,468,603	$—	$—		$11,468,603

Operating expenses:
Interest expense	484,020	—	—		484,020
Commission expense	3,866,251	—	—		3,866,251
Selling expense	140,801	—	—		140,801
General and administrative expense	15,424,654	683,796	—		16,108,450

Loss from operations	(8,447,123)	(683,796)	—		(9,130,919)
Other income (expense):
Change in fair value of warrant liabilities	—	(100,000)	—		(100,000)
Dividend income	—	3,773	—		3,773
Interest income	251,369	10,707	—		262,076
Foreign exchange loss, net	(915,062)	—	—		(915,062)
Investment income, net	130,255,232	—	—		130,255,232
Loss on equity method investment	(1,596,555)	—	—		(1,596,555)
Other income	421,107	—	—		421,107
Total other income (expense), net	128,416,091	(85,520)	—		128,330,571
Income (loss) before income taxes	119,968,968	(769,316)	—		119,199,652
Income tax expense	(23,505,445)	—	—		(23,505,445)
Net income (loss)	$96,463,523	$(769,316)	$—		$95,694,207

Basic and diluted weighted average ordinary shares outstanding	—	1,375,000		(8)	59,940,809
Basic and diluted net income (loss) per ordinary shares	$—	$(0.56)	—		$1.60

(A)	Derived from the audited combined statement of operations and comprehensive loss of TAG for the year ended December 31, 2022See TAG’s audited combined financial statements and the related notes in definitive proxy statement.
(B)	Derived from the audited consolidated statement of operations and comprehensive loss of AGBA for the year ended December 31, 2021. See AGBA’s consolidated financial statements and the related notes in definitive proxy statement.
(8)	The calculation of weighted average shares outstanding for basic and diluted net earnings (loss) per share assumes that AGB’s initial public offering occurred as of January 1, 2021. In addition, as the Business Combination is being reflected as if it had occurred on this date, the calculation of weighted average shares outstanding for basic and diluted net earnings per share assumes that the shares have been outstanding for the entire period presented. This calculation is retroactively adjusted to eliminate the number of shares redeemed in the Business Combination for the entire period.

Pro Forma
Combined
Actual Redemption
Weighted average shares calculation, basic and diluted
AGBA public shares	1,337,152
AGBA shares converted from rights	482,500
AGBA Sponsor shares	2,066,157
AGBA shares issued to finder	555,000
AGBA shares issued in the Business Combination	55,500,000
Weighted average shares outstanding	59,940,809
Percent of shares owned by TAG Business shareholders	92.6%
Percent of shares owned by AGBA	3.5%